Exhibit 99.3

        Certain of the following information, which was set forth in the Analysts' Presentation made on August 5, 1999, including, without limitation, that concerning the financial projections of the combined companies, the business and operating strategy of the combined companies, CIT's prospective liquidity, the adjustment to the combined companies' balance sheet, the combined companies' business, the reduction in the combined companies' expenses, the intent to reduce the combined companies' volume of securitizations and the overall anticipated effect on CIT of the proposed business combination, constitutes forward-looking statements concerning the combined companies' operations, economic performance and financial condition. Because such statements reflect risks and uncertainties, actual results may differ from those expressed or implied by such forward-looking statements. Factors that could cause such differences include but are not limited to risks of economic slowdown or downturn, risks inherent in changes in the prevailing interest rates, unanticipated difficulties in combining the management, operations or cultures of CIT and Newcourt, cost savings that are not realized or are not realized within the time anticipated, risks associated with the value and recoverability of leased equipment, adequacy of credit reserves for credit losses, funding opportunities and borrowing costs, changes in regulations governing the combined companies' business and operations, competitive factors, issues associated with year 2000 compliance and uncertainties associated with risk management, including credit risk management, asset/liability management and interest rate risk management.

Analysts' Presentation

CIT disclosed the following financial targets:

o    GAAP accretive by 8% in 2001 and cash accretion of 5% in 2000 and 10%+ in
     2001

o     15% EPS growth

o     15%+ return on tangible common equity

o     14% cash return on common equity

o     Securitization gains reduced to less than 15% of net income by year 2000

o     Synergies:

      -- $150 million in cost savings identified

      -- 70+ bps funding advantage for Newcourt on-balance sheet assets

CIT also disclosed the following financial statistics:

                      Projected Combined Income Statement
--------------------------------------------------------------------------------
                                      Pro forma
                                        1999E      2000E      2001E
--------------------------------------------------------------------------------
Operating results

     CIT-I/B/E/S                          383       431       487
     Newcourt-as adjusted                 160(1)    180       220
                                        -------------------------
     Combined                             543       611       707

After-tax impact of transaction

     Cost savings(2)                                 65        75
     Funding benefit                                 66        97
     Change in securitization
       levels (net)(3)                             (35)         4
     Incremental goodwill
       amortization(4)                              (8)       (8)
                                        -------------------------
     Net transaction benefits/(costs)                88       168

Net income                                          699       875
Original GAAP EPS(5)                              $2.65     $3.00    Long-term
Pro forma GAAP EPS                                $2.63     $3.24    EPS growth
GAAP accretion(6)                                (1.0%)      7.9%      target
                                                                   -------------
EPS growth                                          12%       23%       15%

Pro forma cash EPS                                $2.87     $3.48
Cash EPS accretion                                 5.4%     13.2%
Return on tangible equity                           15%       17%
Cash return on common equity                        13%       14%

-------------------
1 Excludes $56 million pre-tax hedge gain recorded by Newcourt in its first quarter and $34 million pre-tax auto unit sale gain recorded by Newcourt in its second quarter. Net income totals $209 million including these items. ($49 million combined after tax)
2 Total identified cost savings equal to $150 million, $50 million already reflected in Newcourt expense line.
3 Reflects lowered securitization volumes (reduced by $1.8 billion in 2000 and $1.5 billion in 2001 from Newcourt's stand-alone projection) and higher loan provision due to higher levels of on-balance sheet finance receivables offset by higher level of finance income due to increased on-balance sheet finance receivables.
4 Calculated based on CIT share price of $26.00 and exchange ratio of .7, subject to adjustment based on CIT share price fluctuation. Assumes 25-year amortization schedule.
5 Analysts' pre-March transaction consensus EPS estimate of $2.65 for 2000 and an assumed EPS for 2001 based on analysts' pre-March transaction consensus 13% long-term growth rate.
6 Analysts' pre-March transaction consensus EPS estimate of $2.65 for 2000 and an assumed EPS for 2001 based on analysts' pre-March transaction consensus 13% long-term growth rate.

                     Projected Year 2000 Transaction Impact
--------------------------------------------------------------------------------
                                                       Estimated 2000
                                           -------------------------------------
                                           1st half      2nd half     Full year
--------------------------------------------------------------------------------
Operating results
CIT                                         $210          $221          $431
Newcourt - as adjusted                        80           100           180
                                           -------------------------------------
  Combined earnings                          290           321           611

After-tax impact of transaction
  Cost savings                                26            39            65
  Funding benefit                             31            35            66
  Change in securitization levels (net)     (23)          (12)          (35)
  Incremental goodwill amortization          (4)           (4)           (8)
                                           -------------------------------------
  Total                                       30            58            88

Pro forma earnings                           320           379           699
Original GAAP EPS                          $1.29         $1.36         $2.65
Pro forma EPS                              $1.20         $1.43         $2.63
GAAP accretion                            (7.0%)          5.1%        (1.0%)

-------------------------------------------------------------------------------

                          Projected Capital Generation
-------------------------------------------------------------------------------
$ millions
                                                 2000E                 2001E
-------------------------------------------------------------------------------
Beginning tangible equity(1)                    $4,433                $5,126

+    net income                                   $699                  $875

+    goodwill amortization                         $64                   $64

-    dividend                                    $(70)                 $(88)

Ending tangible equity(1)                       $5,126                $5,977


Internal capital generated                        $693                  $851

Internal capital generation rate (%)               16%                   17%


Total managed asset growth (%)(2)                  12%                   12%

Core managed asset growth                         13+%                  13+%
--------------------------------------------------------------------------------

-------------------
1  Tangible equity defined as common and preferred equity less goodwill
2 Net of dispositions of non-strategic business units and pruning of lower profitability volumes

                       Estimated Pro Forma Balance Sheet
                          Adjustment at June 30, 1999
--------------------------------------------------------------------------------
$ millions
                                                            Estimated pro forma
                                                               adjustments(1)
                                                            --------------------
Fair value adjustments

Commercial loans                                                       $200(2)
Lease receivables                                                       175(3)
Other assets                                                            100(4)
Fixed rate senior notes                                                 250(5)
                                                           --------------------
Pre-tax fair value adjustments                                          725
Tax effects on fair value adjustments                                  (300)
                                                            --------------------
After-tax fair value adjustments                                       $425

Restructuring charge                                                   $200(6)

         Total net adjustments to net assets acquired                  $625

---------------
1 These estimates and the allocation of the purchase price have not been finalized and the portion of the purchase price allocated to fair value adjustments and goodwill is subject to change. The fair value of net assets acquired will be determined as of the closing date and is subject to revision as additional information becomes available
2 Adjustment reflects the estimated decrease in carrying value required in connection with the acquisition to conform to CIT's credit policies and practices, as well as post-acquisition strategies for problem loan resolution
3  Adjustment to reflect the future realizability of estimated lease residuals
4 Adjustment to fair value of other assets, including retained interest in securitizations
5 Mark-to-market of fixed rate debt and debt-related hedges based upon current market interest rates
6  Preliminary estimate

                            Pro Forma Capitalization
--------------------------------------------------------------------------------
$ millions
                                          June 1999
                             ---------------------------------------    Leverage
                               CIT         Newcourt      Pro forma(1)   targets
--------------------------------------------------------------------------------

Managed finance assets      $28,396       $22,388(2)      $50,409

Market capitalization(3)      4,218         2,699           6,917

Total debt                   19,835         11,846         31,931

Total equity(4)               3,096         3,103           5,700

Tangible equity               2,748         1,851           3,974

Tangible common equity        2,498         1,851           3,724

Debt/tangible equity          7.2x           6.4x            8.0x    7.50x-7.75x

Tangible equity/managed
  finance assets              9.7%           8.3%            7.9%     8.5%-9.0%
--------------------------------------------------------------------------------

---------------------
1 Transaction adjustments include a $625 million after-tax purchase accounting adjustment
2  Managed finance assets exclude $2,075 million in Newcourt syndications
3 Based on CIT share price of $26, and Newcourt market capitalization based upon transaction exchange ratio
4  Includes preferred equity